                                                                    EXHIBIT 23.3
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation in this Amendment No. 1 to the Registration Statement of Old Florida Bankshares, Inc. on Form S-4 of our report dated January 8, 2003 with respect to the consolidated financial statements of Old Florida Bankshares, Inc. included in the proxy statement/prospectus. We also consent to the reference to our firm under the heading "Experts" in the proxy statement/prospectus, which is part of this Registration Statement.




                                           / s / Hacker, Johnson & Smith PA


Tampa, Florida
APRIL 29, 2003